SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2001 (August 1, 2001)

SEQUA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-804	13-1885030
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (212) 986-5500

None
(Former name or former address, if changed since last report.)

Item 5.	Other Events.

Previously the Registrant reported that it had an issue with the Internal Revenue Service (the "IRS") involving the 1989 restructuring of two subsidiaries. On August 1, 2001, the Registrant received a signed closing agreement dated July 25, 2001 from the IRS which agreement had been awaiting the approval by the Joint Committee on Taxation of the U.S. Congress. Pursuant to the agreement, which was previously described in the Registrant's quarterly and annual reports filed with the Securities and Exchange Commission, no significant additional tax or interest will be paid or refunded. The agreement finalizes the Registrant's liability in this matter. Further notification is pending regarding the final amount of interest owed. The Registrant will reverse reserves no longer required of approximately $36 million which will be recorded as income through a reduction of the income tax provision in the second quarter 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION By:______________________________

Howard M. Leitner
Chief Financial Officer

Dated: August 7, 2001